EXHIBIT 99.4


To the Holders of PFSB Bancorp, Inc. Common Stock:

         In connection with the proposed merger of PFSB Bancorp, Inc. into First Federal Bancshares, Inc., we are pleased to offer you the opportunity to indicate whether you prefer to receive shares of FFBI common stock or cash in exchange for your shares of PFSB common stock. This election will be effective only upon the consummation of the merger, which is subject to the satisfaction of several conditions, including the approval of PFSB stockholders. A complete description of the merger and of the election and proration procedures is included in the proxy statement-prospectus.


         Enclosed is an Election Form and Letter of Transmittal which you must complete, sign and return with all of your PFSB stock certificates to our exchange agent, Computershare Trust Company, Inc., in order to make an election. Please use the YELLOW envelope enclosed herewith to return your Election Form and Letter of Transmittal and your stock certificates.

         For your election to be effective, the exchange agent must receive your Election Form and Letter of Transmittal, together with your PFSB stock certificates, NO LATER THAN 5:00 P.M., MOUNTAIN TIME, ON November 12, 2002. If you hold your shares through a broker or other nominee or in "street name," there may be an earlier election deadline. Please follow the instructions on the Election Form and Letter of Transmittal carefully. If your PFSB stock certificates are not immediately available or time will not permit the Election Form and Letter of Transmittal to be delivered to the exchange agent prior to the election deadline, you may make an election if you submit the Notice of Guaranteed Delivery included in this package and follow the instructions in that document. If you need assistance, please call the exchange agent at (303) 262-0600 ext. 4732.


         If you do not make an election, the exchange agent will send you additional forms for the surrender of your PFSB stock certificates after consummation of the merger, and you will receive FFBI common stock or cash in exchange for your shares pursuant to the agreed-upon allocation procedures described in the proxy statement-prospectus.

         Pursuant to the terms of the merger, 50% of the outstanding shares of PFSB will be exchanged for FFBI common stock and 50% of the outstanding shares of PFSB will be exchanged for cash. Since it is unlikely that elections will be made exactly in these proportions, the merger agreement describes allocation and proration procedures to be followed if PFSB stockholders elect to receive more or less of the FFBI common stock than FFBI has agreed to issue.

         Your submission of an Election Form and Letter of Transmittal does NOT constitute a vote on the merger. In order to vote your shares, you must sign, date and return the proxy card included with the proxy statement-prospectus or attend the special meeting described in the proxy statement-prospectus and vote in person.

         To those of you who will receive FFBI common stock in the merger, we look forward to having you as stockholders of FFBI.

                                        Very truly yours,




                                        James J. Stebor
                                        President and Chief Executive Officer
                                        First Federal Bancshares, Inc.

          PFSB BANCORP, INC. MERGER WITH FIRST FEDERAL BANCSHARES, INC.
                              ELECTION INFORMATION

================================================================================


The right to make an election will expire at 5:00 p.m. Mountain time, on November 12, 2002, unless extended. The time and date of the expiration of the election period is referred to as the "Election Deadline." Unless we have otherwise advised you, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE, i.e., BY November 4, 2002, in order to properly fulfill your instructions. Any instructions received after that time will be processed on a "best efforts" basis only.


================================================================================

To Our Clients:

PFSB Bancorp, Inc. has agreed to merge with First Federal Bancshares, Inc. The merger is subject to approval by the stockholders of PFSB Bancorp and to the receipt of all required regulatory approvals.

Under the terms of the merger agreement, which are more fully explained in the proxy statement-prospectus, stockholders of PFSB Bancorp have the following options subject to certain limitations.

The election options are:

1. EXCHANGE ALL SHARES FOR STOCK. Each PFSB Bancorp share will be converted into shares of FFBI common stock (plus cash instead of any fractional shares) based on the average closing price of FFBI common over the ten trading days ending on the date of the PFSB Bancorp special meeting or the date on which the Office of Thrift Supervision approves the merger, whichever is later, as follows:

Average closing price of FFBI common stock during
measurement period                                     Exchange Ratio
-------------------------------------------------      --------------------------------------------
1. $13.09 or less                                      1. 1.364
2. Greater than $13.09 and less than $14.83            2. $17.85 divided by average closing price
3. $14.83 or more and less than $20.07                 3. 1.203
4. $20.07 or more                                      4. $24.15 divided by average closing price

2. EXCHANGE ALL SHARES FOR CASH. Each share of PFSB Bancorp will be exchanged for $21.00 in cash (without interest).

3. EXCHANGE SOME SHARES FOR CASH AND SOME SHARES FOR STOCK. Stockholders may choose to exchange some of their PFSB Bancorp shares for cash and some for FFBI stock at the exchange ratio indicated in options 1 and 2 above.

4. NO PREFERENCE. Stockholders may indicate that they have no preference between receiving stock and cash.

PLEASE NOTE THAT ELECTIONS WILL BE LIMITED BY THE REQUIREMENT THAT 50% OF THE SHARES OF PFSB BANCORP COMMON STOCK BE EXCHANGED FOR FFBI COMMON STOCK AS WELL AS CERTAIN OTHER REQUIREMENTS. THEREFORE, THE ALLOCATION OF CASH AND FFBI COMMON STOCK THAT A PFSB BANCORP STOCKHOLDER WILL RECEIVE WILL DEPEND ON THE ELECTIONS OF OTHER PFSB BANCORP STOCKHOLDERS.

BECAUSE WE ARE THE HOLDER OF RECORD FOR YOUR PFSB BANCORP SHARES, ONLY WE CAN MAKE AN ELECTION FOR YOUR SHARES IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE INSTRUCT US ON HOW TO EXCHANGE YOUR SHARES--FOR CASH, STOCK OR A COMBINATION OF CASH AND STOCK. IF YOU DO NOT MAKE AN ELECTION, WE WILL NOT MAKE AN ELECTION FOR YOU AND THE FORM OF CONSIDERATION YOU WILL RECEIVE WILL BE DETERMINED PURSUANT TO THE MERGER AGREEMENT WITHOUT REGARD TO YOUR PREFERENCES.

If you have any questions, please contact your broker or financial advisor directly, or alternatively contact Computershare Trust Company, Inc., at (303) 262-0600 ext. 4732.

PLEASE NOTE THE FOLLOWING:


* The election period expires at 5:00 p.m. Mountain time on November 12, 2002, unless extended. Unless we have otherwise advised you, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS AS SOON AS POSSIBLE, AT LEAST FIVE BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE, i.e., BY November 4, 2002, in order to properly fulfill your instructions.

* If you miss our processing deadline and we are unable to comply with the election deadline of November 12, 2002, as a result, this is the same as not responding-the terms of the merger agreement will determine whether cash, stock or a combination of cash and stock will be distributed to you, without regard to your preferences.


* There is no guarantee that you will receive your election choice. If the combined elections received exceed the cash or stock amounts required by the merger agreement it may be necessary to allocate the cash or stock consideration. In this case you may not receive the cash or shares that you elected. Refer to the proxy statement-prospectus for more information.

* An election to exchange for cash will generally be treated as a sale of stock. Because individual circumstances may differ, stockholders should consult their tax advisors to determine the tax effect to them of the merger, including the application and effect of foreign, state, local or other tax laws.

Please provide your signed instructions below:

--------------------------------------------------------------------------------
                                ELECTION OPTIONS

     I hereby elect to receive the following as consideration for my shares of PFSB Bancorp common stock:

     (check only one box)

[ ] STOCK ELECTION - Each share of PFSB Bancorp common stock converted into the number of share of FFBI common stock calculated as provided in the merger agreement.

[ ] CASH ELECTION - Each share of PFSB Bancorp common stock converted into cash payment of $21.00 per share.

[ ]  MIXED ELECTION

     _______________shares of PFSB Bancorp common stock converted into shares of FFBI common stock. (INSERT NUMBER)


     My remaining shares of PFSB Bancorp common stock converted into cash payment of $21.00 per share.


[ ]  NON-ELECTION

     IF YOU DO NOT ELECT ONE OF THE FIRST THREE OPTIONS LISTED ABOVE, THE MERGING COMPANIES WILL ASSUME YOU HAVE NO PREFERENCE AND THE MERGER AGREEMENT WILL DETERMINE THE TYPE OF CONSIDERATION YOU WILL RECEIVE WITHOUT REGARD TO YOUR PREFERENCES.


Account Number:______________


----------------------------  ----------------------------  --------------------
 Signature of Accountholder    Signature of Accountholder       Area Code and
                                   (if joint account)           Daytime Phone

--------------------------------------------------------------------------------

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE ELECTING ACCOUNTHOLDER. IF DELIVERED BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

                               PFSB BANCORP, INC.

                              ELECTION INFORMATION
                              --------------------

================================================================================


The right to make an election will expire at 5:00 p.m. Mountain time, on November 12, 2002, unless extended. The time and date of the expiration of the election period is herein referred to as the "Election Deadline."


================================================================================


To: Brokers, Dealers, Commercial Banks,
    Trust Companies and other Nominees:


PFSB Bancorp, Inc. has agreed to merge with First Federal Bancshares, Inc. The merger is subject to approval by the stockholders of PFSB Bancorp and to the receipt of all required regulatory approvals.

Under the terms of the merger agreement, which are more fully explained in the proxy statement-prospectus, stockholders of PFSB Bancorp have the following options subject to certain limitations.

The election options are:

1. EXCHANGE ALL SHARES FOR STOCK. Each PFSB Bancorp share will be converted into shares of FFBI common stock (plus cash instead of any fractional shares) based on the average closing price of FFBI common over the ten trading days ending on the date of the PFSB Bancorp special meeting or the date on which the Office of Thrift Supervision approves the merger, whichever is later, as follows:

Average closing price of FFBI common stock during
measurement period                                    Exchange Ratio
-------------------------------------------------     ---------------------------------------------
1. $13.09 or less                                     1. 1.364
2. Greater than $13.09 and less than $14.83           2. $17.85 divided by average closing price
3. $14.83 or more and less than $20.07                3. 1.203
4. $20.07 or more                                     4. $24.15 divided by average closing price

2. EXCHANGE ALL SHARES FOR CASH. Each share of PFSB Bancorp will be exchanged for $21.00 in cash (without interest).

3. EXCHANGE SOME SHARES FOR CASH AND SOME SHARES FOR STOCK. Stockholders may choose to exchange some of their PFSB Bancorp shares for cash and some for FFBI common stock at the exchange ratio indicated in options 1 and 2 above.

4. NO PREFERENCE. Stockholders may indicate that they have no preference between receiving stock and cash.

PLEASE NOTE THAT ELECTIONS WILL BE LIMITED BY THE REQUIREMENT THAT 50% OF THE SHARES OF PFSB BANCORP COMMON STOCK BE EXCHANGED FOR FFBI COMMON STOCK AS WELL AS CERTAIN OTHER REQUIREMENTS. THEREFORE, THE ALLOCATION OF CASH AND FFBI COMMON STOCK THAT A PFSB BANCORP STOCKHOLDER WILL RECEIVE WILL DEPEND ON THE ELECTIONS OF OTHER PFSB BANCORP STOCKHOLDERS.

IF NO OPTION IS CHOSEN, FFBI WILL ASSUME THE STOCKHOLDER HAS NO PREFERENCE AND THE TYPE OF CONSIDERATION TO BE GIVEN WILL BE DETERMINED UNDER THE MERGER AGREEMENT.

     For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Election Form and Letter of Transmittal (Facsimile copies of the Election Form and Letter of Transmittal may be used to surrender shares);

     2. A Notice of Guaranteed Delivery to be used to make an election if none of the procedures for delivering the necessary certificates representing PFSB Bancorp shares can be completed on a timely basis; and

     3. A proposed client letter which you may wish to use to obtain instructions from your clients.


YOUR PROMPT ACTION IS REQUIRED. PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON NOVEMBER 12, 2002, UNLESS THE DEADLINE IS EXTENDED.


     For an election to be valid, a duly executed and properly completed Election Form and Letter of Transmittal (or facsimile thereof) including any required signature guarantees and any other documents should be sent to the Exchange Agent together with either certificate(s) representing surrendered PFSB Bancorp shares or timely confirmation of their book-entry transfer, in accordance with the instructions contained in the Notice of Guaranteed Delivery.

     Stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent, or cannot complete the procedures for book-entry transfer, prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

     No fees or commissions will be payable by FFBI, PFSB Bancorp or any officer, director, stockholder, agent, or other representative of either of them to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to the Exchange Agent for its services in connection with the election and exchange process). FFBI will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

     Any inquiries you may have with respect to the election should be addressed to Computershare Trust Company, Inc., the Exchange Agent for the election, at 350 Indiana Street, Suite 800, Golden, Colorado 80401, or phone at (303) 262-0600 ext. 4732. Additional copies of the enclosed materials may be obtained from Computershare Trust Company, Inc. at the same address and telephone number.


                                        Very truly yours,




                                        ------------------------------------
                                        James J. Stebor
                                        President and Chief Executive Officer
                                        First Federal Bancshares, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF FFBI, PFSB BANCORP, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.